UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): April 12, 2007

                               MOTIENT CORPORATION
               (Exact Name of Registrant as Specified in Charter)



         Delaware                          0-23044              93-0976127
(State or Other Jurisdiction             (Commission           (IRS Employer
    of Incorporation)                     File Number)       Identification No.)

     300 Knightsbridge Pkwy.
        Lincolnshire, IL                                        60069
      (Address of Principal                                  (Zip Code)
        Executive Offices)

        Registrant's telephone number, including area code: 847-478-4200

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into Material Definitive Agreement.


On April 12, 2007, TerreStar Networks Inc. ("TerreStar"), TerreStar Networks Holdings (Canada) Inc. ("TerreStar Canada Holdings"), TerreStar Networks (Canada) Inc. ("TerreStar Canada"), TMI Communications and Company, Limited Partnership ("TMI Communications"), BCE Inc. and certain other parties executed various agreements relating to TerreStar Canada (collectively, the "Transfer Agreements").

TerreStar owns 20% of the voting equity of TerreStar Canada as well as 33 (1)/3% of the voting equity of TerreStar Canada Holdings, TerreStar Canada's parent company. The remaining 80% of the voting equity of TerreStar Canada is held by TerreStar Canada Holdings and the remaining 66 (2)/3% of the voting equity of TerreStar Canada Holdings is held by TMI Communications.

TMI Communications was obligated to transfer to TerreStar Canada, or to an eligible entity designated by TerreStar, its 2 GHz approval in principle from Industry Canada which authorized TMI Communications to launch and operate a 2 GHz MSS S-band satellite from the 111.1 degrees west orbital position. The Transfer Agreements relate to this transfer and have been filed with Industry Canada.

The following is a description of certain of the Transfer Agreements.

TerreStar Canada Shareholders' Agreement
----------------------------------------

The TerreStar Canada Shareholders' Agreement that was entered into between TerreStar, TMI Communications, TerreStar Canada, TerreStar Canada Holdings and BCE Inc. sets forth certain terms of operation for TerreStar Canada and TerreStar Canada Holdings. Under the TerreStar Canada Shareholders' Agreement, the board of directors of TerreStar Canada Holdings is composed of five directors, of whom TMI Communications is entitled to appoint three directors and TerreStar is entitled to appoint two directors. The board of directors of TerreStar Canada is composed of five directors, of whom TerreStar Canada Holdings is entitled to appoint four directors and TerreStar is entitled to appoint one director. All decisions of the boards of directors of TerreStar Canada and TerreStar Canada Holdings will be decided by a simple majority of directors. However, the affirmative vote of the holders of more than 80% of the common shares of TerreStar Canada and the holders of more than 66 (2)/3% of the common shares of TerreStar Canada Holdings are required for certain major corporate actions listed in the TerreStar Canada Shareholders' Agreement. TerreStar has no negative approval rights with respect to appointment or termination of senior officers or creation of budgets for TerreStar Canada or TerreStar Canada Holdings.

Under the TerreStar Canada Shareholders' Agreement, TerreStar is obligated to fund any operating cash shortfalls at TerreStar Canada upon the request of TerreStar Canada, so long as the provision of such funding does not conflict with applicable Canadian regulatory requirements, the operating budget then in effect and for the preceding two years is reasonably acceptable to TerreStar, and TerreStar Canada has conducted its business in material compliance with the budget then in effect and for the preceding two years.

Under the TerreStar Canada Shareholder's Agreement and subject to Industry Canada approval, TerreStar will have the right, subject to applicable law and regulations, to purchase directly, or to designate an eligible purchaser to purchase, all (but not less than all) of TMI Communications' and every other BCE Group Member's equity interests in TerreStar Canada Holdings for a purchase price equal to the greater of the fair market value of such shares on the date TerreStar provides notice of its election to purchase the shares and $3.5 million for each year from the Disposition Date (as defined below) until the closing occurs, with partial years prorated, or the Designated Price.

The TerreStar Canada Shareholder's Agreement provides that, for a period of 90 days after the later of (1) the date on which TMI Communications or any other BCE Group Member no longer owns at least 90% of the shares of TerreStar that they owned on June 15, 2006 (or in certain circumstances, shares of Motient received by TMI Communications and its affiliates in exchange for our shares) (the "Disposition Date"), and (2) July 31, 2008, TMI Communications and every other BCE Group Member then holding shares of TerreStar Canada Holdings have the right, subject to applicable law and regulations, to require TerreStar to either purchase directly, or to designate an eligible purchaser to purchase, all (but not less than all) of TMI Communications' and every other BCE Group Member's interests in TerreStar Canada Holdings for a purchase price equal to the greater of (1) the fair market value of such shares on the date of notice of the exercise of such option and (2) the Designated Price for each year from the Disposition Date. If TMI Communications (and every other BCE Group Member) do not exercise their put right within the 90-day period, they may not exercise the right again for a period of two years.

Rights and Services Agreement
-----------------------------

TerreStar entered into a non-exclusive Rights and Services Agreement with TerreStar Canada pursuant to which TerreStar Canada has the right to purchase backup, restoral and emergency spectrum and satellite capacity from TerreStar, as well as various service bureau functions and consulting services, such as technical assistance with the network, billing support and administration services. TerreStar Canada will compensate TerreStar for these services quarterly, based on the total estimated expenses, as determined in accordance with GAAP, anticipated to be incurred by TerreStar in providing these services to TerreStar Canada, plus a margin. The Rights and Services Agreement will extend for an initial five year term and contains automatic renewal provisions which allow the terms of the agreement to be extended for one or five year terms depending on the service provided.

TMI Guarantee
-------------

TerreStar entered into the TMI Guarantee and Share Pledge Agreement (the TMI Guarantee") with TMI Communications pursuant to which TMI Communications guaranteed to TerreStar the full and punctual performance of its obligations together with the obligations of TerreStar Canada Holdings and TerreStar Canada, as applicable, under the TerreStar Canada Shareholders' Agreement, the Rights and Services Agreement, and certain other agreements to be executed later. TMI Communications' liability under the TMI Guarantee is limited to its shareholdings in TerreStar Canada Holdings together with any dividends, distributions or other proceeds related thereto that accrue after an event of default under the TMI Guarantee.

TerreStar Canada Guarantee

Pursuant to the executed TerreStar Canada Guarantee, TerreStar Canada has guaranteed to TerreStar the performance of TerreStar Canada's obligations, together with the obligations of TerreStar Canada Holdings and TMI Communications, under the TerreStar Canada Shareholders' Agreement and the TMI Guarantee. As security for this guarantee obligation, TerreStar Canada has agreed to grant to TerreStar a security interest in all of its tangible and intangible (to the extent assignable) personal property pursuant to a Security Agreement. Such security interest is junior to the security interest granted in favor of the holders of the notes.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MOTIENT CORPORATION



                                            By: /s/ Jeffrey W. Epstein
                                                -----------------------------
                                                Jeffrey W. Epstein
                                                General Counsel and Secretary

Date:  April 18, 2007